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                                                                    EXHIBIT 99.2

                                 FORM OF PROXY
                         SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON _________, 2004
                                SUN BANCORP, INC.
                              155 NORTH 15TH STREET
                          LEWISBURG, PENNSYLVANIA 17837

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Max E. Bingaman, David R. Dieck, George
F. Keller, and Dennis J. Van, and each or any of them, as proxies, with full power of substitution, to represent and vote, all of the shares of Sun Bancorp, Inc.'s (the "Corporation") common stock held of record by the undersigned on __________, 2004, at the Special Meeting of the Shareholders to be held at
_______________________, on ___________, __________, 2004, at ______ prevailing time, and at any adjournment or postponement thereof, with all of the powers the undersigned would possess if personally present thereat, as indicated on this card.

         THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE APPROVAL OF THE MERGER AGREEMENT AND "FOR" AUTHORITY TO POSTPONE OR ADJOURN THE SPECIAL MEETING.

         This proxy also confers authority as to other business as may properly come before the meeting and any adjournment or postponement thereof. The Board of Directors at present knows of no other business to be brought before this meeting, but if any other business is brought before the meeting, the shares represented by this proxy will be voted in accordance with the recommendations of the management of Sun Bancorp, Inc.

         The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement dated __________, 2004, and hereby revoke(s) all other proxies heretofore given by the undersigned in connection with this meeting.

         It is important that your shares be represented at the meeting. Please sign, date and return this proxy as promptly as possible, whether or not you plan to attend this meeting. This proxy is revocable at any time before it is exercised and may be withdrawn if you elect to attend the meeting, give written notification to the secretary of the corporation and vote in person.

PROPOSAL 1: To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of April 20, 2004, by and between the Corporation and Omega Financial Corporation ("Omega"). That merger agreement provides that the Corporation will be merged with and into Omega. Subject to limitations described in the merger agreement, each outstanding share of the Corporation's common stock will be converted into either 0.664 shares of Omega common stock or $23.25 in cash, as each shareholder of the Corporation elects, all as more fully described in the joint proxy statement/prospectus.

[ ] FOR              [ ] AGAINST         [ ] ABSTAIN

PROPOSAL 2: To act upon the postponement or adjournment of the special meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger agreement.

[ ] FOR              [ ] AGAINST         [ ] ABSTAIN



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Dated: _______________________, 2004

                                            ____________________________________
                                            Signature of Shareholder

                                            ____________________________________
                                            Signature of Shareholder

Number of shares Held of Record
on _____________, 2004

         This proxy must be dated, signed by the shareholder and returned promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one trustee, all should sign. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.